Exhibit 10.4

AMENDMENT NUMBER 1

TO

MANAGEMENT AGREEMENT

THIS AMENDMENT NUMBER 1 TO MANAGEMENT AGREEMENT (the “Amendment”) is made and entered into as of December 23, 1998, by and between Perini Corporation, a Massachusetts corporation (“Perini”), Tutor-Saliba Corporation, a California corporation (“Tutor-Saliba”) and Ronald N. Tutor (“Tutor”), an individual and President of Tutor-Saliba (Perini, Tutor-Saliba and Tutor collectively, the “Parties”).

RECITALS

WHEREAS, Perini, Tutor-Saliba and Tutor entered into Management Agreement as of January 17, 1997 (the “Management Agreement”), whereby, among other things, Tutor-Saliba agreed to provide certain services of Tutor to Perini;

WHEREAS, paragraph 6 of the Management Agreement provides that the Management Agreement shall terminate, if not earlier, on December 31, 1998; and

WHEREAS, the Parties desire to extend the termination date of the Management Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Parties hereby agree as follows:

1.	Paragraph 5 of the Management Agreement shall be amended in its entirety to read as follows:

6.	Termination. Unless earlier terminated by the parties, this Agreement shall terminate upon the earliest to occur of (i) December 31, 1999, (ii) Tutor’s inability to perform the services contemplated hereby, whether because of death, disability or otherwise, (iii) written notice from Perini to Tutor after, in the determination of a majority of the Executive Committee of the Board of Directors of Perini, Tutor has failed to perform his obligations under this Agreement, and (iv) the reasonable determination by the Board of Directors or Executive Committee of Perini, as written notice thereof to Tutor, that it would be inadvisable for Tutor to continue performing the services contemplated by this Agreement.

2.	Except as specifically amended herein, all other provisions of the Management Agreement shall remain unchanged and in full force and effect.

3.	This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Amendment to be executed and delivered as of the date first above written by their duly authorized representatives.

PERINI CORPORATION

By:	/s/ Roger Ludlam
Title:	President and CEO

TUTOR-SALIBA CORPORATION

By:	/s/ Ronald N. Tutor
Title:	RONALD N. TUTOR, PRESIDENT

RONALD N. TUTOR

By:	/s/ Ronald N. Tutor
Title:	INDIVIDUAL